UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2007

Kenexa Corporation

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	000-51358	23-3024013
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

650 East Swedesford Rd Wayne, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 971-9171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

On May 8, 2007, Kenexa Corporation, a Pennsylvania corporation  (the “Company”) announced its financial results for the first quarter ended March 31, 2007 and certain other information. A copy of Kenexa’s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1. A copy of Kenexa’s earnings release script announcing these financial results is attached hereto as Exhibit 99.2.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 8, 2007, the Compensation Committee of the Board of Directors of the Company approved the payment of a special bonus in the amount of $64,000 to Sarah M. Teten, the Company’s Chief Marketing Officer, relating to the Company’s recent marketing initiatives, including the level of in-bound information requests the Company has received and the Company’s branding efforts.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is furnished with this report on Form 8-K:

99.1	Press Release, entitled “Kenexa Announces Financial Results for First-Quarter 2007,” issued by the company on May 8, 2007.

99.2	Kenexa First Quarter Results Conference Call Script: May 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENEXA
CORPORATION

Date: May 10, 2007	By:	/s/ Donald F.	Volk
Donald F. Volk
Chief Financial Officer
May10, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, entitled “Kenexa Announces Financial Results for First-Quarter 2007”, issued by the company on May 8, 2007.

99.2	Kenexa First Quarter Results Conference Call Script: May 8, 2007